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DTE Energy Company
November 12, 1999
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                                                                    Exhibit 5. 1


Christopher C. Nern, Esq.
Vice President and General Counsel
DTE Energy Company
2000 2nd Avenue
Detroit, MI 48226-1279


                                November 12, 1999


DTE Energy Company
2000 2nd Avenue
Detroit, Michigan 48226-1279

Ladies and Gentlemen:

I have examined the Form S-4 Registration Statement (Reg. No. 333-89175) of DTE Energy Company (the "Company") originally filed on October 15, 1999, as amended through the date hereof (the "Registration Statement"), to which this opinion is an exhibit, for the registration under the Securities Act of 1933, as amended (the "Act"), of up to 32,126,112 shares of the Company's common stock, without par value (the "Shares") and related share purchase rights (the "Rights") to be issued pursuant to the Rights Agreement, dated as of September 23, 1997 (the "Rights Agreement"), between the Company and The Detroit Edison Company, as Rights Agent (the "Rights Agent"), both the Shares and the Rights are to be issued in connection with the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 4, 1999, as amended as of November 12, 1999, among MCN Energy Group Inc. ("MCN"), the Company and DTE Enterprises, Inc., a wholly owned subsidiary of the Company, included as Exhibit A to the Joint Proxy Statement/Prospectus comprising a part of the Registration Statement. Pursuant to the Merger Agreement, the Company will become the parent corporation of and own all the outstanding common stock of MCN. The Merger Agreement has been approved by the Boards of Directors of the Company and MCN.

         I, as Vice President and General Counsel of the Company, have examined such corporate records, certificates and other documents and such matters of law as I have considered necessary or appropriate for purposes of this opinion.


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DTE Energy Company
November 12, 1999
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         Based on the foregoing and subject to the qualifications set forth herein, I am of the opinion that:

         1. The Company is a corporation duly organized and existing under the laws of the State of Michigan.

         2. Under Michigan law, the Shares are duly authorized and when the Registration Statement relating to the Shares and the Rights has become effective under the Act, and when the Shares have been duly issued and delivered in connection with the Merger Agreement as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         3. Under Michigan law, assuming that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then, when the Registration Statement has become effective under the Act and the Shares have been validly issued and delivered in connection with the Merger Agreement as contemplated by the Registration Statement, the Rights attributable to the Shares will be validly issued.

         In connection with my opinion set forth in paragraph 3 above, I note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

         I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Joint Proxy Statement/Prospectus and to the reference to me under the caption "Validity of Shares" in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

         I am qualified to practice law in the State of Michigan, and in rendering this opinion, my examination of matters of law has been limited to, and I express no opinion as to the laws of any jurisdictions other than, the laws of the State of Michigan and the Federal laws of the United States.

                                          Very truly yours,

                                          /s/ Christopher C. Nern

                                          Christopher C. Nern